UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

New Momentum Corporation
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52273

(Commission File Number)

88-0435998

(IRS Employer Identification No.)

1303, 13/F Technology Plaza

651 King’s Road

North Point, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 2911-0119

Registrant’s telephone number, including area code

Eason Education Kingdom Holdings, Inc.

Unit 19, 35/F., Tower 1,

Millennium City 1, No. 388 Kwun Tong Road,

Kwun Tong, Kowloon, Hong Kong

(Former name or former address, if changed since last report.)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2020, New Momentum Corporation, a Nevada corporation, formerly known as “Eason Education Kingdom Holdings, Inc.”, (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Corp., a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

2

Giving effect to the transactions under the Share Exchange Agreement, Mr. Leung is now the beneficial holder of 239,813, 213 shares of common stock, or 74.7%, of the issued and outstanding shares of common stock of Nemo Holding.

Nemo Holding was incorporated on April 16, 2020, in the British Virgin Islands. The business of Nemo Holding is now our principal business. Nemo Holding is organized for various investments under the Stony Hill brand as well as to conduct any other related business and activities. Stony Hill is the owner and has right to intellectual property, including trademark, trade dress, images, likenesses and other associated intellectual property, such as the name “Sony Hill” related to Damian Marley.

Our executive offices are located at Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong, and our telephone number is +852 2911-0119.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on we completed the acquisition of Nemo Holding pursuant to the Share Exchange Agreement. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Share Exchange Agreement are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Share Exchange Agreement. Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Share Exchange Agreement. The information provided below relates to the combined operations of the Company after the acquisition of Nemo Holding, except that information relating to periods prior to the date of the reverse acquisition only relate to Nemo Holding and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

The Company was incorporated on July 1, 1999, under the laws of the State of Nevada, under the name “Han Logistics, Inc.” The Company changed its name to “Eason Education Kingdom Holdings, Inc.” on August 6, 2015.

Amee Han Lombardi served as President, Secretary, Treasurer and a director from July 1, 1999 until her resignation on February 13, 2015. Michael Vardakis served as a director from April 19, 2012 until his resignation on February 13, 2015. On February 13, 2015, Kin Hon Chu was appointed a director, Law Wai Fan was appointed Chief Executive Officer, Cheng Kin Ning was appointed Chief Financial Officer, and Marie Huen Lai Chun was appointed Chief Operating Officer. On April 27, 2020, Leung Tin Lung David acquired approximately 233,813,213, or approximately 75.2%, of the issued and outstanding shares of common stock of the Company on such date.

On May 27, 2020, Chu Kin Hon resigned a director; Law Wai Fan resigned as Chief Executive Officer and President; Cheng Kin Ning resigned as Chief Financial Officer, Secretary and Treasurer; and Marie Huen Lai Chun resigned as Chief Operating Officer, of the Company.

Effective May 27, 2020, Leung Tin Lung David was appointed as President, Secretary, and Treasurer and a Director of the Company. Mr. Leung is currently the sole director and officer of the Company.

3

On June 18, 2020, we filed a Certificate of Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada, effecting a change of the name of the Company to New Momentum Corporation.

The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

From inception until we completed our reverse acquisition of Nemo Holding, the principal business of the Company was a plan to establish education centers in China to provide a high quality, comprehensive six-year education plan beginning at birth with fundamental training and ending with kindergarten education.

Reverse Acquisition of Nemo Holding

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Leung is now the beneficial holder of 239,813, 213 shares of common stock, or 74.7%, of the issued and outstanding shares of common stock of Nemo Holding.

As a result of the share exchange, Nemo Holding is now a wholly-owned subsidiary of the Company.

The share exchange transaction with Nemo Holding was treated as a reverse acquisition, with Nemo Holding as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Nemo Holding.

Organization & Subsidiaries

We have one operating subsidiary, Nemo Holding Corp., a British Virgin Islands corporation.

Overview of Nemo Holding

Our wholly owned subsidiary, Nemo Holding was incorporated on April 16, 2020, in the British Virgin Islands.

The business of Nemo Holding is now the principal business of the Company. Nemo Holding has developed and operates an online ticketing platform named Gagfare.com, which provides a ticketing system for individuals and agencies to search, book and issue flight tickets and other services.

Nemo Holding principal administrative offices are located at Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong, and our telephone number is +852 2911-0119. Our website is www.gagfare.com.

4

Summary Financial Information

The tables and information below are derived from our audited financial statements as of March 31, 2020.

March 31, 2020
Financial Summary
Cash and Cash Equivalents	$16,429
Total Assets	28,476
Total Liabilities	107,404
Total Stockholders’ Equity (Deficit)	$28,476

Nemo Holding Company Limited has developed and operates an online ticketing platform named Gagfare.com, which provides a ticketing system for individuals and agencies to search, book and issue flight tickets and other services.

Being the pioneer to provide ‘book-now-pay-later’ option for securing flight ticket reservations, Gagfare enables travelers to search flights directly with over 500 airlines globally, and securing a confirmed, impartial airfare on their desired flight, instantly. With a unique and first time ever ‘book-now-pay-later’ solution provides by Gagfare, travelers can now pay only $2.00 to secure up to nine flight seats, well in advance in schedule, on their desired flight. Travelers don’t have to pay the rest of the fare until closer to their travel date.

The business mission of Gagfare is to let customers to “get a good fare.” Gagfare taps into multiple global distribution systems specifically for flight reservations, enables customers to be able to search and book their flights directly in the airlines’ own reservation systems. This gives travelers access to the best available promotional deals they may never encounter anywhere else online. Gagfare ensures to offer the best available airfare, on any given travel day, on any given flight, on any of the world’s leading airlines.

Travelers are using many of the existing online travel booking sites are spending lots of time searching and comparing for flight ticket options, and being rushed to pay the full ticket price as early as the platforms want. Often travelers may find out the selected flight fare options may no longer be available when they want to make the purchase. Advance booking is not available in most online travel booking sites today.

With user-friendly web and mobile application interfaces, Gagfare enables instant access to hundreds of thousands of flights around the world. Customers can also choose from their favorite airlines or search for alternate route options. Travelers can book itineraries with multiple stops, and check for their bookings through the airline official booking web sites by using the Gagfare booking reference information. Gagfare user just needs to pay $2.00 through multiple popular online payment methods to secure the best seats on their best flight choice instantly. A reminder will be sent through email to the customer when it is time to pay the flight ticket fare and issue the flight ticket.

In the future, Gagfare will also tap into the booking of travel packages, cruises, trains and buses tickets, hotels, theme parks, sports and event tickets as well, giving a one-stop travel and entertainment booking center for the consumers worldwide.

Revenue and User Model

Gagfare plans that its revenue will be derived from online flight ticket booking and ticket issuance.

For each advance booking that user makes through the Gagfare’s state of the art book-now-pay-later solution, a non-refundable $2.00 booking fee is paid to Gagfare. The booking fee will not apply to the flight ticket payment at ticket issuance.

5

When user has decided to issue the booked flight plan, full payment for the tickets will be made for ticket issuance. Gagfare may still get a market ticket price margin from the ticket issuance transactions, depending on the type of ticket offering from the ticket source which the user has chosen.

Gagfare will also provide advertising spots on the web and mobile application platforms, for travel related businesses to advertise on the platforms, which will bring a stream of advertising income to the platform.

While the technology already developed and operational, Gagfare will later expand into the other ticketing markets, include travel packages, cruises, trains and buses, hotel rooms, theme parks, sports and even tickets, apply similar search, book and buy ticket business model and mechanisms which is already applied to flight tickets.

Intellectual Property

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own any patents.

Pursuant to a Cooperation Agreement, dated February 1, 2016, by and between Gagfare Limited, a Hong Kong corporation and wholly owned subsidiary of the Company, and JJ Explorer Tours Limited, a Hong Kong corporation (“JJ Explorer”), controlled by Leung Tin Lung David, JJ Explorer develops and maintains website and mobile application platforms the Company uses in the operation of its business in exchange for 50% of the net earnings the Company earns through its Gagfare website and mobile application platforms for a term of five years.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals for any of our products. We do not believe that we are subject to any government regulations relating to the ownership and licensing of our intellectual property.

Employees

As of the date hereof, we have 1 non-employee officer who operates our company.

DESCRIPTION OF PROPERTIES

Our executive offices are located at Room 1303, 13F, Technology Plaza, 651 King’s Road, North Point, Hong Kong, and our telephone number is +852 2911-0119. We do not own any real estate or other physical properties.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2019 and 2018, and our unaudited financial statements for the three months ended March 31, 2020, were prepared assuming that we will continue our operations as a going concern. Our wholly-owned subsidiary, Nemo Holding, was incorporated on April 16, 2020, and has net revenues of $20, and net income of $6,777, at March 31, 2020. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

6

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website and mobile application marketing and development expenses, and for administrative expenses, which management estimates to be approximately $1,000,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of Nemo Holding, by way of the Share Exchange Agreement, by and among the Company, Nemo Holding, and the holders of common shares of Nemo Holding, is of critical importance to our business and involves complex legal, business, and accounting issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

If we are not able to develop out business as anticipated, we may not be able to generate meaningful revenues or achieve meaningful profitability and you may lose your investment.

Our wholly-owned subsidiary, Gagfare Limited, was incorporated on July 31, 2015, and our comprehensive income for the year ended December 31, 2019 and December 31, 2018, was $183 and $11,636 respectively. We have few customers, and we have earned limited revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven -marketing strategy. Our primary business activities will be focused on the operation of our online platform, gagfare.com, which is a global flight booking platform for individuals and agencies to search, book and issue of their most favorable flight tickets. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of Nemo Holding, by way of the Share Exchange Agreement, by and among the Company, Nemo Holding, and the holders of ordinary shares of Nemo Holding, is of critical importance to our business and involves complex legal, business, and scientific issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because have limited revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate meaningful revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

7

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

We process, store and use personal information and other data, which subjects us to governmental regulations and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

We operate in a highly competitive industry and may face increased competition.

We operate in the travel industry and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future. Our main competitors include a plethora of internet-based travel websites. Furthermore, we face competition from producers of other beverages. In addition, as we seek to expand our market share and to penetrate into new markets, we may have difficulty competing. From time to time in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

8

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Any significant disruption in our website and mobile application presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website, www.gagfare.com and our mobile applications. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our connections to the airline booking systems may be interrupted and causing delays or unavailability to search and book the flight tickets, which may affect the user experiences and trust significantly.

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which use our products and services, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

9

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which people use our products and services, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Declines or disruptions in the travel industry could adversely affect our business and financial performance.

Our financial results and prospects are almost entirely dependent upon the sale of travel services. Travel, including accommodation (including hotels, motels, resorts, homes, apartments and other unique places to stay), rental car and airline ticket reservations, is significantly dependent on discretionary spending levels. As a result, sales of travel services tend to decline during general economic downturns and recessions and times of political or economic uncertainty as consumers engage in less discretionary spending, are concerned about unemployment or inflation, have reduced access to credit or experience other concerns or effects that reduce their ability or willingness to travel.

Perceived or actual adverse economic conditions, including slow, slowing or negative economic growth, high or rising unemployment rates, inflation and weakening currencies, and concerns over government responses such as higher taxes or tariffs, increased interest rates and reduced government spending, could impair consumer spending and adversely affect travel demand.

10

These and other macro-economic uncertainties, such as oil prices, geopolitical tensions and differing central bank monetary policies, have led to significant volatility in the exchange rates between the U.S. Dollar and the Euro, the British Pound Sterling and other currencies. Significant fluctuations in foreign currency exchange rates, stock markets and oil prices can also impact consumer travel behavior. For example, although lower oil prices may lead to increased travel activity as consumers have more discretionary funds and airline fares decrease, declines in oil prices may be indicative of broader macro-economic weakness, which in turn could negatively affect the travel industry, our business and results of operations. Conversely, higher oil prices may result in higher airfares and decreased travel activity, which can negatively affect our business and results of operations.

The uncertainty of macro-economic factors and their impact on consumer behavior, which may differ across regions, makes it more difficult to forecast industry and consumer trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and adversely affect our results of operations.

In addition, events beyond our control, such as oil prices, stock market volatility, terrorist attacks, unusual or extreme weather or natural disasters such as earthquakes, hurricanes, tsunamis, floods, fires, droughts and volcanic eruptions, travel-related health concerns including pandemics and epidemics such as coronaviruses, Ebola and Zika, political instability, changes in economic conditions, wars and regional hostilities, imposition of taxes, tariffs or surcharges by regulatory authorities, changes in trade policies or trade disputes, changes in immigration policies, travel-related accidents or increased focus on the environmental impact of travel, have previously and may in the future disrupt travel, limit the ability or willingness of travelers to visit certain locations or otherwise result in declines in travel demand and adversely affect our business and results of operations. Because these events or concerns, and the full impact of their effects, are largely unpredictable, they can dramatically and suddenly affect travel behavior by consumers, and therefore demand for our services and our relationships with travel service providers and other partners, any of which can adversely affect our business and results of operations. Certain jurisdictions, particularly in Europe, are considering regulations intended to address the issue of “overtourism,” including by restricting access to city centers or popular tourist destinations or limiting accommodation offerings in surrounding areas, such as by restricting construction of new hotels or the renting of homes or apartments. Such regulations could adversely affect travel to, or our ability to offer accommodations in, such markets, which could negatively impact our business, growth and results of operations. The United States has implemented or proposed, or is considering, various travel restrictions and actions that could affect U.S. trade policy or practices, which could also adversely affect travel to or from the United States.

As a result of the recent coronavirus outbreak, the travel industry to experience, and continue to experience, a significant decline in travel demand and increase in customer cancellations predominantly related to travel to, from or in China and certain other Asian markets, though concerns about the coronavirus are also negatively impacting travel demand (and therefore our business) generally. Some countries have implemented travel bans or restrictions and some airlines have suspended or limited flights to or from China. In addition, like many other companies, we have instructed or allowed employees in high-risk areas to work from home or not report to work, which, especially if this persists for a prolonged period of time, may have an adverse impact on our employees, ability to service travelers, operations and systems. The ultimate extent of the coronavirus outbreak and its impact on travel in currently affected countries or more broadly is unknown and impossible to predict with certainty. As a result, the full extent to which the coronavirus will impact our business and results of operations is unknown. However, decreased travel demand resulting from the outbreak has had a negative impact, and is likely to have a negative and material impact, on our business, growth and results of operations. In addition, we may incur additional customer service costs in connection with servicing travelers affected by the outbreak, which would also have a negative impact on our results of operations.

11

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

The loss of the services of Leung Tin Lung David, our sole director and officer, and majority shareholder, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

We are highly dependent on Leung Tin Lung David, who is our sole director and officer, and beneficially owns approximately 75.2% of our issued and outstanding shares of common stock. The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Jing Li or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $500,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

12

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We face risks related to Novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

13

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, our sole director and officer resides outside of the United States, in Hong Kong. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised Hong Kong and the PRC do not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, there are no extradition treaties now in effect between the United States and, on the other hand, Hong Kong and China, which would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock presently has a limited trading market, with no substantive daily trading volume, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock trade only nominally and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

14

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock and 175,000,000 shares of preferred stock, all of which have been designated as Class A Preferred Stock. As of July 6, 2020, the Company had 320,868,500 shares of common stock issued and outstanding, assuming consummation of the Share Exchange Agreement, and no shares of Class A Preferred Stock issued or outstanding. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our sole director and officer beneficially owns a majority of our stock, and accordingly, collectively has control over stockholder matters, our business and management.

Leung Tin Lung David, our sole officer and director, beneficially owns 233,813,213 shares of common stock, or 75.2% of our issued and outstanding shares of common stock. As a result, Mr. Leung has a substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, Mr. Leung is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Leung’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Leung’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

15

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share laws.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period from March 15, 2016 (inception) through June 30, 2016 and for the three months ended June 30, 2016 should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “Nemo Holding” are to the consolidated business of Nemo Holding.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of Nemo Holding

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Leung is now the beneficial holder of 239,813, 213 shares of common stock, or 74.7%, of the issued and outstanding shares of common stock of Nemo Holding.

As a result of the share exchange, Nemo Holding is now a wholly-owned subsidiary of the Company.

As a result of the controlling financial interest of the former stockholders of Nemo Holding for financial statement reporting purposes, the merger between the Company and Nemo Holding was treated as a reverse acquisition, with Nemo Holding deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Nemo Holding (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Nemo Holding is being retroactively restated using the exchange ratio established in the Share Exchange Agreement and Stock Redemption Agreements to reflect the number of shares of First American Group issued to effect the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Nemo Holding Corp. immediately prior to the business combination to the unredeemed shares and the fair value of First American Group determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post combination reflects the equity structure of Nemo Holding, including the equity interests the legal acquirer issued to effect the combination.

17

Nemo Holding was incorporated on April 16, 2020, in the British Virgin Islands. We have generated only nominal revenues. The commercialization of our travel services business is in its incipient stages and must be developed before we can commercialize the our brand and generate any revenues.

12-MONTH PLAN OF OPERATION

We have not yet generated or realized any revenues from our business. In the next 12 months, we plan to increase our revenues by garnering more customers.

Results of Operations

The Three-Month Period Ended March 31, 2020 and 2019

We earn revenues of $20 for the three months ended March 31, 2020, and $37 for the three months ended March 31, 2019.

For the three months ended March 31, 2020, we incurred total operating expenses of $3,538, consisting solely of general and administrative expenses. For the three months ended March 31, 2019, we incurred total operating expenses of $7,339, consisting solely of general and administrative expenses.

For the three-month period ended March 31, 2020, we had net income of $6,777. For the three-month period ended March 31, 2019, we had a net loss of $7,301.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

At March 31, 2020, we had a cash balance of approximately $16,429. Such cash amount was not sufficient to commence our 12-month plan of operation. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

18

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The condensed consolidated financial statements include the financial statements of the Company, its subsidiaries and the VIE for which the Company is primary beneficiary. All significant inter-company transactions and balances between the Company, its subsidiaries and the VIE have been eliminated upon consolidation.

Estimates and Assumptions

The financial statements are prepared in conformity with US GAAP, which require the use of estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the periods presented. Management has made significant estimates in a variety of areas, including but not limited to allowance for doubtful accounts, inventories valuation, useful lives and residual values of long-lived assets and impairment for long-lived assets. Management believes that the accounting estimates employed are appropriate and the resulting balances are reasonable; however, due to the inherent uncertainties in making estimates, actual results could differ from the original estimates, requiring adjustments to these balances in future periods.

Foreign currency translation

The reporting currency is the United States Dollars (“USD”) and the functional currency is the Renminbi (“RMB”). An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which it primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and intercompany transactions and arrangements.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and in banks.

Fair Value

Fair value is the price we would receive to sell an asset or pay to transfer a liability (exit price) in an orderly transaction between market participants. For assets and liabilities recorded or disclosed at fair value on a recurring basis, we determine fair value based on the following:

Level 1: The carrying value of cash and cash equivalents approximates fair value because of the short-term nature of these instruments. For equity and U.S. government treasury securities and commodity futures contracts, we use quoted prices in active markets for identical assets to determine fair value.

Level 2: When quoted prices in active markets for identical assets are not available, we determine the fair value of our available-for-sale securities and our over-the-counter forward contracts, collars and swaps based upon factors such as the quoted market price of similar assets or a discounted cash flow model using readily observable market data, which may include interest rate curves and forward and spot prices for currencies and commodities, depending on the nature of the investment. The fair value of our long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities.

Level 3: We determine the fair value of our auction rate securities using an internally-developed valuation model, using inputs that include interest rate curves, credit and liquidity spreads and effective maturity. Assets and liabilities recognized or disclosed at fair value on a nonrecurring basis may include items such as property, plant and equipment, goodwill and other intangible assets, equity and other investments and other assets. We determine the fair value of these items using Level 3 inputs, as described in the related sections below.

19

Allowance of Accounts Receivable

The management regularly review the creditworthiness of our customers, and generally does not require collateral or other security from the customers.

The carrying value of accounts receivable is reduced by an allowance that reflects our best estimate of the amounts that will not be collected. We make estimations of the collectability of accounts receivable. Many factors are considered in estimating the allowance, including but not limited to reviewing delinquent accounts receivable, performing aging analyses and customer credit analyses, and analyzing historical bad debt records and current economic trends. Additional allowance for specific doubtful accounts might be made if our customers are unable to make payments due to their deteriorating financial conditions. The management has no significant credit risk associated with accounts receivable.

Inventories

Inventories are stated at the lower of cost (primarily moving average cost) or net realizable value. We record inventory reserves for obsolete and slow-moving inventory and for estimated shrinkage between physical inventory counts. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. No inventory write-down was made in the years ended March 31, 2019 and 2018.

Property, plant and equipment, net

Property, plant and equipment are recorded at cost less accumulated depreciation. Major improvements that extend the useful life of property are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

The depreciation method is summarized in the following table:

Category	Depreciation method	Salvage value rate	Estimated useful lives
Renovation cost	Straight-line	10%	10 years
Office equipment	Straight-line	20%-33%	3-5 years
Store equipment	Straight-line	20%-33%	3-5 years

The management reassesses the reasonableness of the estimates of useful lives and residual values of long-lived assets when events or changes in circumstances indicate that the useful lives and residual values of a major asset or a major category of assets may not be reasonable. Factors that we considers in deciding when to perform an analysis of useful lives and residual values of long-lived assets include, but are not limited to, significant variance of a business or product line in relation to expectations, significant deviation from industry or economic trends, and significant changes or planned changes in the use of the assets. The analysis will be performed at the asset or asset category with the reference to the assets’ conditions, current technologies, market, and future plan of usage and the useful lives of major competitors.

Impairment of long-lived assets other than goodwill

We evaluates its long-lived assets, including property, plant and equipment with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to.

Revenue Recognition

Revenues from fresh brewed drink and other products are recognized when the payment is tendered at the point of sale as the performance obligation has been satisfied. The payment made with different option through third party payment services provider, and the transaction is made through a customized point-of-sale system installed in each of the store. Revenue are report net of value added tax and discounts.

20

Other revenues primarily include training services, sales of equipment, and other materials to the platform store. Sales of these products and providing services are generally recognized upon shipment to customers or services rendered, depending on contract terms.

Cost of revenues

Cost of products consists of the purchase price of raw materials, electricity and other utilities, consumables, direct labor, overhead costs, depreciation of property, plant and equipment.

Income taxes

We use the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, using the statutory tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date under the law. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such asset will be realized.

We recognize a tax benefit associated with an uncertain tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. The Company has elected to classify interest and penalties related to an uncertain tax position, if any and when required, as general and administrative expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 6, 2020, certain information regarding the ownership of the Company’s capital stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company’s voting stock, and by all officers and directors of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 6, 2020 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 320,868,500 shares of common stock issued and outstanding on a fully diluted basis, as of July 6, 2020.

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)

Common Stock	Leung Tin Lung David (2)	239,813,213	74.7%
Common Stock	Chak Wan Ling Margaret	25,000,000	7.7%
Common Stock	Leung Chue	25,000,000	7.7%
Common Stock	Leung Suk Mun	25,000,000	7.7%
All directors and executive officers as a group (1 person)		239,813,213	74.7%

(1) As of July 6, 2020, we had 320,868,500 shares of common stock outstanding.

(2) Appointed President, Secretary, Treasurer and director on May 27, 2020.

(3) Unless otherwise noted, the address of each person listed is c/o New Momentum Corporation, 1303, 13F, Technology Plaza, 651 King’s Road, North Point, Hong Kong, and our telephone number is +852 2911-0119.

21

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions

Leung Tin Lung David	58	President, Secretary, Treasurer and member of the Board of Directors

Leung Tin Lung David

President, Secretary, Treasurer and Director

Mr. Leung, age 58, has served as our President, Secretary, Treasurer and sole Director since May 27, 2020. Mr. Leung is a long-term veteran in the travel industry, with many years of experience working with government and travel trade partners. He is the founder and has been the Managing Director of JJ Explorer Tour Limited, a position he has held since 2007. From 2011 until 2017, Mr. Leung was the Marketing Representative of Philippine Department of Tourism, Hong Kong and Macau. Mr. Leung graduated from the University of Minnesota in 1984. Mr. Leung’s background in the travel industry led to our conclusion that he should serve as a director in light of our business and structure.

Employment Agreements

We have no employment agreement with any person.

Indemnification Agreements

The Company has no indemnification agreements with any officer or director of the Company.

Family Relationships

No family relationships exist between Leung Tin Lung David and any person who is an affiliate of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the fiscal years ended December 31, 2019 and 2018:

22

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Law Wai	2019	0	0	0	0	0	0	0	0
Fan (1)	2018	0	0	0	0	0	0	0	0

Cheng Kin	2019	0	0	0	0	0	0	0	0
Ning (2)	2018	0	0	0	0	0	0	0	0

Marie Huen	2019	0	0	0	0	0	0	0	0
Lai Chun (3)	2018	0	0	0	0	0	0	0	0

___________

(1)	Appointed Chief Executive Officer and President on February 13, 2015; resigned from all such positions on May 27, 2020.
(2)	Appointed Chief Financial Officer, Secretary and Treasurer on February 13, 2015; resigned from all such positions on May 27, 2020.
(3)	Appointed Chief Operating Officer on February 13, 2015; resigned from such position on May 27, 2020.

There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2019, and through the date of filing of this Form 8-K.

Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended December 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Law Wai Fan (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Cheng Kin Ning (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Marie Huen Lai Chun (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Chu Kin Hon (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

___________

(1)	Appointed Chief Executive Officer and President on February 13, 2015; resigned from all such positions on May 27, 2020.
(2)	Appointed Chief Financial Officer, Secretary and Treasurer on February 13, 2015; resigned from all such positions on May 27, 2020.
(3)	Appointed Chief Operating Officer on February 13, 2015; resigned from such position on May 27, 2020.
(4)	Appointed a director on February 13, 2015; resigned from such position on May 27, 2020.

23

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2019, and through the date of filing of this Form 8-K.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2019, and through the date of filing of this Form 8-K.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended December 31, 2019, and through the date of filing of this Form 8-K, provided for or contributed to by our company.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2020, and as the date of filing of this Form 8-K:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Chu Kin Hon (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1) Appointed a director on February 13, 2015; resigned from such position on May 27, 2020.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has no equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Corp., a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

24

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common share holders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Leung is now the beneficial holder of 239,813, 213 shares of common stock, or 74.7%, of the issued and outstanding shares of common stock of Nemo Holding.

As a result of the share exchange, Nemo Holding is now a wholly-owned subsidiary of the Company.

Pursuant to a Cooperation Agreement, dated February 1, 2016, by and between Gagfare Limited, a Hong Kong corporation and wholly owned subsidiary of the Company, and JJ Explorer Tours Limited, a Hong Kong corporation (“JJ Explorer”), controlled by Leung Tin Lung David, JJ Explorer develops and maintains website and mobile application platforms the Company uses in the operation of its business in exchange for 50% of the net earnings the Company earns through its Gagfare website and mobile application platforms for a term of five years.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that a director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since August 27, 2015, the OTCQB and/or OTCPink tier of the OTC Markets Group Inc., under the stock symbol “EKKH.” Between February 1, 2011, and August 26, 2015, our shares of common stock were quoted on the OTC Bulletin Board and the OTCQB, under the stock symbol “HANO”. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTCQB. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)
June 30, 2020	0.80	0.55
March 31, 2020	0.70	0.32
December 31, 2019	0.34	0.32
September 30, 2019	0.34	0.34
June 30, 2019	0.34	0.34
March 31, 2019	0.34	0.34
December 31, 2018	0.58	0.525
September 30, 2018	0.65	0.65

As of July 7, 2020, approximately 320,868,213 shares of our common stock were issued and outstanding.

25

Holders

As of July 7, 2020, there were approximately 97 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

26

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 Class A Preferred Stock, par value of $0.001 per share. As of July 7, 2020, there were 320,853,412 shares of our common stock issued and outstanding, there were no shares of Class A Preferred Stock outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Transfer Agent and Registrar

The transfer agent for our common stock is Action Stock Transfer Corporation, whose address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, and whose telephone number is (801) 274-1088.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

27

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

28

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no other changes to our independent registered public accountants within the past two fiscal years.

Item 3.02 Unregistered Sales of Equity Securities.

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Corp., a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 holders of common shares.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. As a result of the share exchange, Nemo Holding is now a wholly-owned subsidiary of the Company.

The Company offered and sold the 10,000,000 shares of common stock in reliance on the exemption from registration provided Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended. The offering was made offshore of the US, solely to non-US persons, where no directed selling efforts were made in the US, and where offering restrictions were imposed.

Item 5.01 Changes in Control of Registrant.

As previously reported in Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 27, 2020, the Company’s then-sole director, Chu Kin Hon, appointed Leung Tin Lung David and the sole director and officer of the Company, and all of the Company’s officers and directors until such date resigned.

The Company is aware that on or about April 21, 2020, Leung Tin Lung David purchased 208,813,213 shares of common stock from the Company’s former sole director, Kin Hon Chu. Such 208,813,213 shares of common stock amounted to approximately of 75.2% of the issued and outstanding shares of common stock on April 21, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2020, we filed a Certificate of Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada, effecting a change of the name of the Company to New Momentum Corporation. Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, we anticipate the effective date to be on or about July 24, 2020. The new CUSIP number of the common stock of the Company associated with the new name “New Momentum Corporation” will be 64754N103.

29

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosure is incorporated herein by reference. On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Corp., a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders. As a result of the consummation of the transactions contemplated by the Share Exchange Agreement, Nemo Holding became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to Current Report on Form 8-K and incorporated herein by reference are Consolidated Financial Statements of Nemo Holding Company Limited, a British Virgin Islands corporation, for the years ended December 31, 2019 and 2018.

Filed herewith as Exhibit 99.2 to Current Report on Form 8-K and incorporated herein by reference are Unaudited Condensed Consolidated Financial Statements of Nemo Holding Company Limited, a British Virgin Islands corporation, for the three months ended March 31, 2020 and 2019.

(b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference is Unaudited Pro Forma Condensed Combined Financial Information dated March 31, 2020, of New Momentum Corp. and its wholly owned subsidiary, Nemo Holding Company Limited, a British Virgin Islands corporation.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits:

Exhibit	Description

2.1

Share Exchange Agreement, dated July 6, 2020, by and among New Momentum Corp., Nemo Holding Company Limited, a British Virgin Islands corporation, and the holders of common stock of Nemo Holding Company Limited.

3.1	Certificate of Amendment to Articles of Incorporation
10.1	Cooperation Agreement, dated February 1, 2016, by and between Gagfare Limited, a Hong Kong corporation, and JJ Explorer Tours Limited, a Hong Kong corporation (“JJ Explorer”).
99.1	Consolidated Financial Statements of Nemo Holding Company Limited, a British Virgin Islands corporation, for the years ended December 31, 2019 and 2018.
99.2	Unaudited Condensed Consolidated Financial Statements of Nemo Holding Company Limited, a British Virgin Islands corporation, for the three months ended March 31, 2020 and 2019.
99.3

Unaudited Pro Forma Condensed Combined Financial Information dated March 31, 2020, of New Momentum Corp. and its Wholly-Owned Subsidiary, Nemo Holding Company Limited, a British Virgin Islands corporation.

30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Momentum Corporation

Date: July 8, 2020	By:	/s/ Leung Tin Lung David
	Name:	Leung Tin Lung David
	Title:	President (principal executive officer, principal financial officer and principal accounting officer)

31